Exhibit 23(b)

                                     BY-LAWS

                                       OF

                         STEADMAN INVESTMENT FUND, INC.

                               Article I. Offices

     The principal office of the corporation in the State of Delaware shall be located at 100 West Tenth Street. in the City of Wilmington., County 0f New Castle. The corporation may have such other offices either within or without the State of Delaware as the board of directors may designate or as the business of the corporation may require from time to time.

                       Article II. Stockholders' Meetings

     1. Meetings of the stockholders for the election of directors or for any other purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2. An annual meeting of stockholders shall be held on the fourth Saturday of March in each year if not a legal holiday, and if a legal holiday then on the next business day following, at 5:30 o'clock P. M., at which they shall elect by plurality vote, by ballot, a board of directors, and transact such other business as may properly be brought before the meeting.

     3. Written notice of the annual meeting shall at least ten days prior to the meeting be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

     4. At least ten days before every election of directors a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open, at the place where the election is to be held, for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

     5. Special meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     6. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall at least ten days before such meeting be served

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upon or mailed to each  stockholder  entitled to vote thereat at such address as appears on the books of the corporation.

     7. Business transacted at all special meetings shall be confined to the objects stated in the call.

     8. The holders of forty (40) per cent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws, .and except that a quorum for altering or repealing these by-laws shall consist of a majority 0(pound) the stock issued and outstanding and entitled to vote at such meeting present in person or represented by proxy, If however such quorum shall not be present or represented at any meeting of the stock holders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws a different vote is required in which case such express provision shall govern and control the decision of sum question.

     10. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder. Subject to the provisions of Article XV hereof, each stockholder shall have one vote for each share 0(pound) stock having voting power, registered in his name on the books of the corporation.

     11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation or of these by-laws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                             Article III. Directors

     1. The number of directors which shall constitute the whole board shall be not less than three nor more than eleven. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by the stockholders at the annual meeting or at any special meeting. The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

     2. The directors may hold their meetings and keep the books of the corporation except the original or duplicate stock ledger, outside of Delaware, at the

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office of the corporation in East Orange, New Jersey, or at such other places as they may from time to time determine.

     3. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise a majority of the remaining directors, though less than a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors. The stockholders may, at any special meeting called at least in part for the purpose, choose a successor to a director whose office has become vacant, and the person so chosen shall displace any successor chosen by the directors. Any provision hereof to the contrary notwithstanding, upon the death, resignation or removal during any consecutive period of twelve months of more than one-half of the directors of the corporation holding office at the beginning of such period, a stockholders meeting shall be called forthwith for the purpose of electing an entire new board or to approve the selection of a new board.

     4. The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       Article IV. Committee of Directors

     1. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions shall have and may exercise the powers 0(pound) the board 0(pound) directors in the management of the business and affairs 0(pound) the corporation, with power to authorize the seal of the corporation to be affixed to all papers which may require it Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     2. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

                      Article V. Compensation of Directors

     1. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     2. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                        Article VI. Meetings of the Board

     1. The first meeting of each newly-elected board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the

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vote of the  stockholders  at the annual  meeting and no notice of such  meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors

     2. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

     3. Special meetings of the board may be called by the president on three days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     4. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                              Article VII. Notices

     1. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws notice is required to be given to any director or stockholder it shall not be construed to mean personal notice but such notice may be given in writing by mail by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the corporation or in default of other address to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                             Article VIII. Officers

     1. The officers of the corporation shall be chosen by the directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, vice presidents and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person such person shall not hold any other office.

     2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president from its members, a secretary and a treasurer, neither of whom need be a member of the board.

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     3.   The board may appoint such other  officers and agents as it shall deem necessary and they shall hold their offices for such terms and shall exercise such powers and perform such duties, as shall be determined from time to time by the board.

     4. The salaries, if any, of all officers and agents of the Corporation shall be fixed by the board of directors.

     5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                            Article IX. The President

     1. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio a member of all standing committees, and shall see that all orders and resolutions of the board are carried into effect. He shall execute contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have authority to sign all certificates for shares of stock and shall perform such other duties as the board of directors shall prescribe.

                           Article X. Vice Presidents

     1. The vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors shall prescribe.

                 Article XI. Secretary and Assistant Secretaries

     1. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president. He shall keep in safe custody the seal of the Corporation and. when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be tested by his signature or by the signature of the treasurer or an assistant secretary.

     2. The assistant secretaries in order 0(pound) their seniority shall, in e absence or disability 0(pound) the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

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                 Article XII. Treasurer and Assistant Treasurers

     1. The treasurer shall deliver all funds and securities of the corporation which may come into his hands to the custodian employed pursuant
Article XXII hereof. The treasurer shall have authority to sign all certificates for shares of stock and shall perform such other duties as the board of directors shall prescribe. He shall disburse the funds of the corporation as may be ordered by the board consistently with the provisions of these by-laws, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board or whenever may require it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the lard for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     2. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                       Article XIII. Certificates of Stock

     Every holder of stock of the corporation shall be entitled, upon request, to have a certificate issued certifying the number of shares owned by him in the corporation. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number 0(pound) shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a trans(pound)er clerk acting on behal(pound) 0(pound) the corporation and a registrar, the signature of any officer may be facsimile.

                         Article XIV. Transfer of Stock

     Upon surrender to the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        Article XV. Fixing Of Record Date

     The board of directors may fix in advance a date not exceeding fifty days preceding (a) the date of any meeting of stockholders, or (b) the date for the payment of any dividend, or (c) the date :for the allotment of rights, or (d) the date when any change or conversion or exchange of capital stock shall go into effect, or (e) a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice 0(pound), and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend (provided that, with respect to payment of any dividend, such date is not earlier than the declaration of such dividend), or to any such allotment of rights, or

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to exercise the rights in respect of any such change,  conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders 0(pound) record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                      Article XVI. Registered Stockholders

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware

                         Article XVII. Lost Certificates

     The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit 0(pound) that (pound)act by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/ or give the corporation a bond in such sum as ~t may direct as indemnity against any claim that may be made against the corporation with respect to the certificates alleged to have been lost or destroyed.

                              Article XVIII. Checks

     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                            Article XIX. Fiscal Year

     The fiscal year shall begin the first day of January in each year.

                                Article XX. Seal

     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

     Article XXI. Restrictions on Dealings by or With Officers and Directors

     1. No officer or director of the corporation or of any manager of the corporation shall deal for or on behalf of the corporation with himself, as principal or

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agent,  or with any  corporation  or  partnership  in  which he has a  financial interest, provided that:

          (a) Such prohibition shall not prevent officers or directors 0(pound) the corporation from having a financial interest in the corporation, in any manager, investment adviser or promoter of the Corporation or in any underwriter of securities is sued by the corporation.

          (b) Such prohibition shall not prevent the purchase of securities for the portfolio of the corporation or sale of securities owned by the corporation through a security dealer, one or more of whose partners, officers, directors or security-holders is an officer or director of the corporation. provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service.

          (c) Such prohibition shall not prevent the employment of any legal counsel, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer, director or security-holder who is an officer or director of the corporation, provided only customary fees are charged for services rendered to or for the benefit of the corporation.

          (d) Such prohibition shall not prevent the purchase for the portfolio of the Corporation of securities issued by an issuer having an officer, director or security-holder who is an officer or director of the corporation or of any manager of the corporation.

     2. Neither any underwriter or manager of the corporation, nor the officers or directors of any such underwriter or manager, nor the officers or directors of the corporation shall take long or short positions in the shares issued by the corporation, provided that:

          (a) Such prohibition shall not prevent any underwriter from purchasing from the corporation shares issued by the corporation provided that orders to purchase from the corporation are entered with the corporation by the underwriter upon receipt by the underwriter of purchase orders for the shares of the corporation and provided such purchases are not in excess of purchase orders received by the underwriter

          (b)  Such   prohibition   shall  not  prevent  any  underwriter   from
     maintaining a market for the shares issued by the corporation in the capacity of agent for the corporation.

               Article XXII. Restrictions on Lending and Borrowing

     1. The corporation shall not make loans to any person or persons natural or corporate, of cash, securities or other assets of the corporation. The term "loans" as used in this paragraph shall not include purchases of securities evidencing a funded debt of an issuer such as corporate bonds, debentures or notes, or purchases of short-term paper, certificates of indebtedness, acceptances, certificates of interest, commercial papers or negotiable instruments. The corporation may not purchase any instrument or security or any short-term paper, certificate of indebtedness, acceptance certificate of interest, commercial paper or negotiable instrument with respect to which any of the following persons, firms or corporations is an issuer, maker, drawer,

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acceptor or endorser: a. director,  officer or employee of the corporation,  the manager of the corporation, the underwriters of shares of the corporation, or any officer, director or employee of any of the foregoing.

     2. The corporation shall limit its borrowings in accordance with the restrictions of The Investment Company Act of 1940

     3. The corporation shall not pledge, mortgage or hypothecate the assets of the corporation.

                        Article XXIII. Custody of Assets

     1. Securities owned by the corporation and cash representing {a) the proceeds from sales or securities owned by the Corporation and of shares issued by the corporation (b) payments of principal upon securities owned by the corporation or (c) capital distributions in respect of securities owned by the corporation shall be held by a custodian to be selected by the board of directors, which shall be a banking association or trust company organized and existing under a state banking law or a national banking association incorporated under the laws 0(pound) the United States, which has an aggregate capital, surplus and undivided profits of not less than $2.000.000 and which has entered into an agreement with the corporation to serve as custodian of such securities and cash on terms consistent with the provisions of these by-laws. From and after any such banking association or trust company becomes custodian of such securities and cash. it shall:

          (A) Deliver securities owned by the corporation only upon sale of such securities (pound)or the account of the corporation and receipt of payment therefor by the custodian, or when such securities may be called, redeemed, retired or otherwise become payable, provided that:

               (1) Such limitations shall not prevent delivery of securities for examination to the broker selling the same in accordance with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

               (2) Such limitation shall not prevent delivery of securities of an issuer in exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer or for deposit with a reorganization committee or protective committee pursuant to a deposit agreement.

               (3) Such limitation shall not prevent the conversion by the custodian of securities owned by the corporation "pursuant to the provisions of such securities into other securities.

               (4) Such limitation shall not prevent the surrender by the custodian of warrants, rights or similar securities owned by the Corporation in the exercise of such warrants, rights or similar

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          securities,   or  the  surrender  of  interim  receipts  or  temporary
          securities for definitive securities

               (5) Such limitation shall not prevent the delivery of securities as collateral on borrowing effected by the corporation.

               (6) Such limitation shall not prevent the delivery of securities owned by the corporation as a complete or partial redemption in kind of securities issued by the corporation.

          (B) Deliver funds of the corporation only upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the custodian, provided always that such limitation shall not prevent the release of funds by the custodian for redemption of shares issued by the corporation, for payment of interest, dividend disbursements, taxes, management fees, for payments in connection with the conversion, exchange or surrender of securities owned by the corporation as set forth in the foregoing sub-paragraphs (A} (2}, (A} (3} and (A) (4} of this paragraph and for operating expenses of the corporation.

Nothing hereinbefore contained shall prevent any such custodian from delivering assets of the corporation to a successor custodian having the qualifications hereinabove prescribed.

     2. No directors, officers, employees or agents of the corporation shall be authorized or permitted to withdraw any assets held by the custodian upon their mere receipt. Directions notice or instructions to the custodian with respect to delivery 0(pound) securities, payment of cash or otherwise shall be given by such officer or officers and/or such person or persons, and in such manner, as the board of directors may from time to time designate.

                 Article XXIV. Bonding of Officers and Employees

     All officers and employees of the corporation shall be bonded to such extent and in such manner, as may be required by law.

                            Article XXV. Investments

     1. There shall be no limitation as to the percentage of its assets which the corporation may invest in the securities of any issuer.

     2. There shall be no limitation as to the percentage of voting securities of anyone issuer which the corporation may acquire.

     3.   The   corporation   shall  not  invest  in  commodities  or  commodity
contracts, nor in real estate unless necessary for office space or for the protection of investments.

     4. The corporation shall not engage in short sales, margin purchases, puts, calls or spreads.

     5. The corporation shall not invest in shares of other investment companies except with the prior approval of the holders of a majority of the outstanding shares of the corporation.

     6. The corporation shall not invest in companies for the purpose of exercising control or management except with the prior approval of the holders of a majority of the outstanding shares of the corporation.

     7. Subject to the foregoing provisions of these by-laws the board of directors shall have authority to invest the funds of the corporation in (a) stocks, bonds and other securities issued by corporations, trusts or associations, domestic or foreign and (b) obligations issued or guaranteed by the United States of America, by the government of any foreign country, by any State of the United States of America or by any political subdivision of any State or foreign country; with full power and authority to change such investments in their discretion and to hold uninvested funds on deposit with the custodian of the corporation's securities and cash.

                    Article XXVI. Exercise of Security Rights

The board of directors on behalf of the corporation shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right, including without limitation of the foregoing the right to vote by proxy for any and all purposes (including the right to authorize any officer to execute proxies), to consent to the reorganization, merger or consolidation of any company, or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale, lease or mortgage.

            Article XXVII Contracts With Managers, Underwriters, Etc.

     Subject to all applicable provisions of the laws of the United States and of these by-laws, the board of directors may enter into a written agreement with any person, firm or corporation to act as managers, investment advisers, underwriters, fiscal agents, depositaries and custodians of the corporation. All such contracts with managers, investment advisers, underwriters, fiscal agents, depositaries and custodians shall not exceed two (2) years in duration and shall be subject to revocation at any time at the determination of the board of directors or by the affirmative vote of the holders of a majority of the outstanding shares of the corporation. All such contracts with investment advisers or underwriters shall provide. in substance. for their automatic termination in the event of assignment by the investment adviser or underwriter and all other such contracts shall be assignable in whole or in part only with the express consent of the board of directors.

                Article XXVIII. Sale of Shares of the Corporation

The board of directors may from time to "time determine the number of authorized shares of the corporation which shall be registered with the Securities and Exchange Commission and offered for sale. Such shares, including additional shares which may hereafter be authorized by vote of the stockholders, as well as any shares which may have been repurchased by the corporation (herein sometimes referred to as "treasury shares"), may be sold from time to time for cash or securities (which shall in every case be paid, or delivered, as the case may be, to the Custodian as agent of the corporation before the delivery of any certificate for such shares) at prices which will net the corporation. before paying any taxes in connection with each such issue or sale, not less than either (a) the par value per share or (b) the net asset value per share (as defined in the certificate of incorporation of the corporation) in effect when each such sale is made, whichever of (a) or (b) is the greater. When an underwriting contract is in effect, the time of sale shall be the time when an unconditional order is placed with the underwriter, unless the order is an unconditional order to be executed at the public offering price to be established by the calculation of net asset value per share next to become effective, in which event the time of sale shall be the time when such next net asset value per share becomes effective. Such contract may provide for the sale of shares either at a price based on the net asset value per share in effect when the order is placed with the underwriter or at a price based on such next effective net asset value per share. The method of computing the public offering price fixed by any such contract or other arrangement made by the board of directors for the public offering of shares shall be such that the public offering price shall not exceed the net asset value per share in effect when the sale is made (as hereinbefore defined), plus nine per cent (9%) of the public offering price. No shares shall be sold by the corporation (although shares previously contracted to be sold may be issued Upon payment therefor) during any period whenever the right of repurchase is suspended by the board of directors pursuant to the provisions of the certificate of incorporation of the corporation.

      Article XXIX. Redemption and Repurchase of Shares of the Corporation

     1. In case any stockholder of record in the corporation at any time desires to dispose of his shares, he may deposit his certificate or certificates therefor duly endorsed or accompanied by a proper instrument of transfer at the office of the corporation together with an appropriate request that the corporation purchase the shares represented thereby and the stockholder so depositing his certificate or certificates shall be entitled to require the corporation to purchase, and the corporation shall purchase, his said shares but only at a price per share equal to the liquidating value per share (as defined in the certificate of incorporation of the corporation); less in each case such withdrawal charge, if any, as may from time to time be determined by the board of directors as permitted by the certificate of incorporation of the corporation. Payment for such shares shall be made by the corporation to the stockholder of record not later than seven (7) full business days after the certificate or certificates for such shares have been so deposited, unless such date 0(pound) payment is postponed by the board of directors under the circumstances where postponement is permitted by the certificate of incorporation of the corporation. Whenever the right of repurchase herein provided for is suspended by the board of directors, in accordance with the provisions of the certificate of incorporation of the corporation, the stockholder may either withdraw his certificate from deposit or receive payment of the redemption price next determined after such suspension.

     2. The corporation may, however, purchase share8- of the corporation by agreement with the owner thereof at a price not exceeding the liquidating value per share in effect at the time when the purchase or contract of purchase is made, less the withdrawal charge, if any, then applicable to redemption of shares.

     3. Shares purchased by the corporation pursuant to this Article XXIX shall be deemed treasury shares and may be resold by the corporation.

                     Article XXX. Net Asset Value of Shares

     1. The net asset value of each share of the corporation outstanding (sometimes referred to in these by-laws as the "net asset value per share") shall be determined as provided for in the certificate of incorporation of the corporation. The powers and duties conferred therein upon the corporation shall, unless otherwise provided for in said certificate or in these by-laws, be exercised by the board of directors or may be delegated by the board of directors from time to time to two or more of the directors and officers of the corporation or to the other party to any management contract then in effect, if any, or to the Custodian and the board of directors or any person or persons to whom they delegate such powers and duties may rely in acting under the provisions of this Article XXX. upon market quotations as reported by any means in common use

     2.   For the purposes of determining net asset value per share.

          (a) Shares of the corporation sold shall be deemed to be outstanding as of the time when the sale is reported to the corporation or to its agent for determining the value of the net assets, and the net sale price thereof to the corporation (less commission, if any, and less any stamp or other tax payable by the corporation in connection with the issuance thereof) shall be deemed to be an asset of the corporation; and

          (b) Shares of the corporation deposited for purchase by the corporation under paragraph 1 of Article XXIX shall be deemed to be outstanding at the time as of which the purchase price is determined, and shares purchased under paragraph Z of Article XXIX shall be deemed to be outstanding at the close of business on the date of purchase, and thereafter they shall be deemed treasury shares and until paid the price thereof shall be deemed to be a liability of the corporation.

                             Article XXXI. Dividends

     1. The board of directors may from time to time declare and pa dividends, and subject to the limitations contained in these by-laws the amount of such dividends and the payment of them shall be wholly in the discretion of the board of directors. The board of directors in declaring a dividend may fix a record date pursuant to Article XV hereof, but not earlier than the date of declaration, as of which the stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

     2. Ordinary dividends shall be paid only out of net income (computed without regard to capital gains or losses and in accordance with good accounting practice), provided that in the discretion of the board of directors ordinary dividends may be paid from such net income plus or less amounts equal to the amounts of such net income, if any, included in the price of shares of the corporation issued (or sold} or repurchased, so that upon any issue (or sale) or repurchase of such shares the amount available for the payment of ordinary dividends to the date of such issue (or sale} or repurchase per share outstanding immediately after such issue (or sale) or repurchase will be the same as the amount available for the payment of ordinary dividends per share outstanding immediately before such issue (or sale) or repurchase.

     3. Capital gain dividends may be paid during any fiscal year or within a reasonable time thereafter {a) from any undistributed balance of profits, less losses, realized from the sale of portfolio securities during such fiscal year and previous fiscal years, or (b) from profits, less losses, realized from the sale of portfolio securities during the then current or next preceding fiscal year; but the stockholders shall be informed of the source of such dividends and the basis of calculation thereof

     4. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the corporation, the board of directors shall have power in its discretion to distribute in any fiscal year as dividends, including capital gain dividends, amounts sufficient, in the opinion of the board. to enable the corporation as a regulated investment company to reduce or avoid liability for Federal income tax in respect of that year. The board of directors shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the corporation's auditors) as to the amounts of distribution necessary for this purpose. And the board of directors consistently with good accounting practice, and with the express provisions of these by-laws, may credit receipts and charge payments to income or otherwise as to it may seem proper.

     5. Any dividends declared except as aforesaid shall be deemed liquidating dividends and the stockholders shall be so informed to whatever extent may be required by law. A notice that dividends have been paid from paid-in surplus or a notice that dividends have been paid from paid-in capital shall be deemed to be a sufficient notice that the same constituted liquidating dividends .

     6. Anything in these by-laws to the contrary notwithstanding, the board of directors may at any time declare and distribute pro rata among the stockholders as of a record date fixed as above provided a "stock dividend" out of either authorized but unissued or treasury shares of the corporation, or both

                     Article XXXII. Reports to Stockholders

     Not less often than semi-annually the corporation shall transmit to the stockholders a report of the operations of the corporation, based at least annually upon an audit by independent public accountants, which report shall clearly set forth, in addition to the information customarily furnished on a balance sheet and profit and loss statement, a statement of all amounts paid to security dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian or trustee, where such payments are made to a firm, corporation, bank or trust company having a partner, officer or director who is an officer or director of the corporation.

                   Article XXXIII. Winding Up and Dissolution

     1. In the event that the holders of a majority of the shares of the corporation vote to wind up and liquidate the corporation no further shares of the corporation shall be sold or purchased by the corporation and the then directors shall proceed to wind up its affairs, liquidate its assets, pay its liabilities and expenses, distribute assets or the proceeds thereof among the holders of the shares in proportion to their holdings of shares, and do all acts necessary to secure the dissolution of the corporation.

     2. For the purpose of such winding up, liquidation, distribution and dissolution, the then directors shall continue in office until such duties have been duly performed. During the period of liquidation and until all distribution to the stockholders has been completed, the directors shall cause the asset value per sha-re to be determined, as hereinbefore provided.

                        Article XXXIV. Fractional Shares

     The provisions of Articles XXVIII and XXIX hereof shall be applicable, respectively, to the issue or sale, or redemption or purchase, of fractional shares, as well as full shares, except that the required price to the corporation or the stockholder, as the case may be, for each such fractional share shall be such amount as bears the same proportion to the then required price to the corporation or the stockholder, as the case may be, for one full share as such fractional share bears to one full share; and the provisions of paragraph 10 of Article II hereof shall be applicable to fractional shares, as well as full shares, except that the holder of any fractional share shall have a fractional vote therefor which bears the same proportion to one full vote as such fractional share bears to one full share; and the provisions of paragraph 4 of Article II, Article XVI, paragraph 2 of Article XXI, paragraph 1 of Article XXIII, Article XXX, paragraphs 1, 2 and 6 of Article XXXI, and paragraph 1 of
Article XXXIII hereof with respect to shares shall be applicable to fractional shares, as well as full shares, except that in the phrases "net asset value per share" and "par value per share" the word "share" shall be deemed to mean only a full share.

                            Article XXXV. Amendments

     These by-laws may be altered or repealed at any regular meeting of the stockholders, or at any special meeting of the stockholders, at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting a of present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board of notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held and that; in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held, and provided, further, that the power of a majority of the board of directors to alter or repeal these by- laws as aforesaid shall not extend to Article XIV hereof or to Articles XXI to XXXV hereof, inclusive.